As filed with the Securities and Exchange Commission on September 18, 2017
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
HealthSouth Corporation*
(Exact Name of Registrant as Specified in its Charter)
_______________________

Delaware	63-0860407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
_______________________
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
_______________________
Patrick Darby, Esq.
Executive Vice President, General Counsel and Corporate Secretary
HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_______________________
Copy to:
Stephen D. Leasure, Esq.
Associate General Counsel
HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116
_______________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☒                    Accelerated filer   ☐     Smaller reporting company   ☐
Non-Accelerated filer   ☐ (Do not check if a smaller reporting company)                Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)(2)	(3)
Preferred Stock, par value $0.10 per share	(1)(2)	(3)
Warrants to purchase Common Stock or Preferred Stock	(1)(2)	(3)
Debt Securities	(1)(2)	(3)
Guarantees of Debt Securities	(1)(4)	(4)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.
(4)	No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

*TABLE OF ADDITIONAL REGISTRANTS
The following direct and indirect subsidiaries of HealthSouth Corporation may guarantee the debt securities and are co-registrants under this registration statement with respect to the guarantees only.

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices#	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Advantage Health, LLC	Delaware	8060	04-2772046
CMS Jonesboro Rehabilitation, Inc.	Delaware	8060	62-1347455
Continental Medical of Arizona, Inc.	Delaware	8060	25-1622263
Continental Medical Systems, Inc.	Delaware	8060	51-0287965
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	8060	25-1622264
HealthSouth Acquisition Holdings, LLC	Delaware	8060	47-4222377
HealthSouth Acquisition Holdings Subsidiary, LLC	Delaware	8060	38-3972785
HealthSouth Alabama Real Estate, LLC	Delaware	8060	81-2766540
HealthSouth Arizona Real Estate, LLC	Delaware	8060	45-2816261
HealthSouth Arkansas Real Estate, LLC	Delaware	8060	47-5318134
HealthSouth Aviation, LLC	Delaware	7380	26-2558709
HealthSouth Bakersfield Rehabilitation Hospital, LLC	Delaware	8060	63-1184845
HealthSouth Bryan Holdings, LLC	Delaware	8060	47-5382676
HealthSouth California Real Estate, LLC	Delaware	8060	46-0772862
HealthSouth Cardinal Hill Rehabilitation Hospital, LLC	Delaware	8060	47-3054927
HealthSouth C Corp Sub Holdings, Inc.	Delaware	8060	81-2989887
HealthSouth Colorado Real Estate, LLC	Delaware	8060	45-2973710
HealthSouth Deaconess Holdings, LLC	Delaware	8060	45-4093563
HealthSouth East Valley Rehabilitation Hospital, LLC	Delaware	8060	26-2942698
HealthSouth GKBJH Holdings, LLC	Delaware	8060	81-0798944
HealthSouth Gulfport Holdings, LLC	Delaware	8060	81-4340729
HealthSouth Harmarville Rehabilitation Hospital, LLC	Delaware	8060	52-1960506
HealthSouth Johnson City Holdings, LLC	Delaware	8060	46-5136877
HealthSouth Joint Ventures Holdings, LLC	Delaware	8060	45-3462275
HealthSouth Kansas Real Estate, LLC	Delaware	8060	45-5092337
HealthSouth Kentucky Real Estate, LLC	Delaware	8060	27-5440425
HealthSouth Littleton Rehabilitation, LLC	Delaware	8060	45-4929357
HealthSouth Martin County Holdings, LLC	Delaware	8060	45-4094041
HealthSouth Maryland Real Estate, LLC	Delaware	8060	47-5529679
HealthSouth Massachusetts Real Estate, LLC	Delaware	8060	47-5517900
HealthSouth Middletown Rehabilitation Hospital, LLC	Delaware	8060	27-3463026
HealthSouth Midland Odessa Holdings, LLC	Delaware	8060	81-2974816
HealthSouth Nevada Real Estate, LLC	Delaware	8060	46-3643875
HealthSouth New Mexico Real Estate, LLC	Delaware	8060	46-3662902
HealthSouth North Houston GP, LLC	Delaware	8060	47-5177454
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	Delaware	8060	63-1184835
HealthSouth Ohio Real Estate, LLC	Delaware	8060	45-4508186
HealthSouth Owned Hospitals Holdings, LLC	Delaware	8060	27-2457679
HealthSouth Pennsylvania Real Estate, LLC	Delaware	8060	46-3458365
HealthSouth Plano Rehabilitation Hospital, LLC	Delaware	8060	25-1661222
HealthSouth Properties, LLC	Delaware	8060	63-1133453
HealthSouth Reading Rehabilitation Hospital, LLC	Delaware	8060	72-1397929
HealthSouth Real Estate, LLC	Delaware	8060	27-2811002
HealthSouth Rehabilitation Center of New Hampshire, Inc.	Delaware	8060	63-1102594
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina	8060	57-0775688
HealthSouth Rehabilitation Hospital at Drake, LLC	Delaware	8060	45-1441844
HealthSouth Rehabilitation Hospital of Abilene, LLC	Delaware	8060	26-2652076
HealthSouth Rehabilitation Hospital of Arlington, LLC	Delaware	8060	63-1184844
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware	8060	63-1105908

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices#	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
HealthSouth Rehabilitation Hospital of Braintree, LLC	Delaware	8060	90-1015323
HealthSouth Rehabilitation Hospital of Charleston, LLC	South Carolina	8060	57-0904886
HealthSouth Rehabilitation Hospital of Cypress, LLC	Delaware	8060	27-3444511
HealthSouth Rehabilitation Hospital of Dallas, LLC	Delaware	8060	26-2934144
HealthSouth Rehabilitation Hospital of Dayton, LLC	Delaware	8060	27-0844718
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	Delaware	8060	27-2457834
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware	8060	63-0923506
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	Delaware	8060	20-0949793
HealthSouth Rehabilitation Hospital of Gadsden, LLC	Delaware	8060	27-4000610
HealthSouth Rehabilitation Hospital of Henderson, LLC	Delaware	8060	63-1262946
HealthSouth Rehabilitation Hospital of Humble, LLC	Delaware	8060	46-4003807
HealthSouth Rehabilitation Hospital of Largo, LLC	Delaware	8060	63-1134645
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	Delaware	8060	25-1693810
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware	8060	20-1151662
HealthSouth Rehabilitation Hospital of Marion County, LLC	Delaware	8060	27-3308405
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	Delaware	8060	63-1105923
HealthSouth Rehabilitation Hospital of Miami, LLC	Delaware	8060	27-5253818
HealthSouth Rehabilitation Hospital of Modesto, LLC	Delaware	8060	46-4417320
HealthSouth Rehabilitation Hospital of Montgomery, Inc.	Alabama	8060	63-1106107
HealthSouth Rehabilitation Hospital of New England, LLC	Delaware	8060	90-1015581
HealthSouth Rehabilitation Hospital of New Mexico, LLC	Delaware	8060	63-1011171
HealthSouth Rehabilitation Hospital of Newnan, LLC	Delaware	8060	27-3390540
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	Delaware	8060	26-1159764
HealthSouth Rehabilitation Hospital of Pearland, LLC	Delaware	8060	81-1940348
HealthSouth Rehabilitation Hospital of Petersburg, LLC	Delaware	8060	20-0948362
HealthSouth Rehabilitation Hospital of Richardson, LLC	Delaware	8060	20-5315890
HealthSouth Rehabilitation Hospital of Round Rock, LLC	Delaware	8060	20-8038733
HealthSouth Rehabilitation Hospital of San Juan, Inc.	Delaware	8060	46-0977422
HealthSouth Rehabilitation Hospital of Sarasota, LLC	Delaware	8060	63-1134650
HealthSouth Rehabilitation Hospital of Seminole County, LLC	Delaware	8060	45-2905189
HealthSouth Rehabilitation Hospital of South Austin, LLC	Delaware	8060	26-1408389
HealthSouth Rehabilitation Hospital of South Jersey, LLC	Delaware	8060	26-2414472
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	Delaware	8060	27-2810882
HealthSouth Rehabilitation Hospital of the Lowcountry, LLC	Delaware	8060	81-1718775
HealthSouth Rehabilitation Hospital of the Mid-Cities, LLC	Delaware	8060	26-1408611
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	Delaware	8060	63-1134713
HealthSouth Rehabilitation Hospital of Texarkana, Inc.	Delaware	8060	63-1105916
HealthSouth Rehabilitation Hospital of Utah, LLC	Delaware	8060	63-1105917
HealthSouth Rehabilitation Hospital of Vintage Park, LLC	Delaware	8060	27-0941690
HealthSouth Rehabilitation Hospital of Williamson County, LLC	Tennessee	8060	27-4344918
HealthSouth Rehabilitation Hospital The Woodlands, Inc.	Delaware	8060	63-1105909
HealthSouth Rehabilitation Institute of San Antonio (RIOSA), Inc.	Delaware	8060	63-1105930
HealthSouth Rehabilitation Institute of Tucson, LLC	Alabama	8060	63-1184847
HealthSouth Savannah Holdings, LLC	Delaware	8060	47-1113576
HealthSouth Scottsdale Rehabilitation Hospital, LLC	Delaware	8060	63-1184846
HealthSouth Sea Pines Holdings, LLC	Delaware	8060	45-4093483
HealthSouth South Carolina Real Estate, LLC	Delaware	8060	46-3629300
HealthSouth Sunrise Rehabilitation Hospital, LLC	Delaware	8060	63-1134714
HealthSouth Support Companies, LLC	Delaware	8060	46-2882734
HealthSouth Texas Real Estate, LLC	Delaware	8060	27-3167838
HealthSouth Tucson Holdings, LLC	Delaware	8060	45-4055073
HealthSouth Tulsa Holdings, LLC	Delaware	8060	47-4340755

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices#	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
HealthSouth Utah Real Estate, LLC	Delaware	8060	46-3649491
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	Delaware	8060	63-1184848
HealthSouth Virginia Real Estate, LLC	Delaware	8060	47-242063
HealthSouth Walton Rehabilitation Hospital, LLC	Delaware	8060	46-1318969
HealthSouth West Virginia Real Estate, LLC	Delaware	8060	27-4647272
HealthSouth Westerville Holdings, LLC	Delaware	8060	47-4109302
HealthSouth Winston-Salem Holdings, LLC	Delaware	8060	81-3262644
HealthSouth of Alabama, LLC	Delaware	8060	27-0275705
HEALTHSOUTH of Dothan, Inc.	Alabama	8060	63-1097851
HealthSouth of East Tennessee, LLC	Delaware	8060	63-1028003
HealthSouth of Erie, LLC	Delaware	8060	63-1105904
HealthSouth of Fort Smith, LLC	Delaware	8060	63-1105919
HEALTHSOUTH of Nittany Valley, Inc.	Delaware	8060	63-1105924
HEALTHSOUTH of South Carolina, Inc.	Delaware	8060	63-0974715
HEALTHSOUTH of Spring Hill, Inc.	Delaware	8060	63-1244181
HealthSouth of Toms River, LLC	Delaware	8060	63-1105897
HEALTHSOUTH of Treasure Coast, Inc.	Delaware	8060	63-1105921
HealthSouth of York, LLC	Delaware	8060	63-1105925
HEALTHSOUTH of Yuma, Inc.	Delaware	8060	95-4895912
Lakeshore System Services of Florida, Inc.	Florida	8060	63-1119356
Lakeview Rehabilitation Group Partners	Kentucky	8060	25-1573943
New England Rehabilitation Management Co., LLC	New Hampshire	8060	02-0393832
Print Promotions Group, LLC	Delaware	8060	46-2863772
Rebound, LLC	Delaware	8060	62-1178229
Rehab Concepts Corp.	Delaware	8060	25-1650793
Rehabilitation Hospital Corporation of America, LLC	Delaware	8060	23-2655290
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	8060	25-1612420
Rehabilitation Hospital of Plano, LLC	Delaware	8060	25-1612423
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts	8060	04-2987822
Reliant Blocker Corp.	Delaware	8060	27-5236263
Sherwood Rehabilitation Hospital, Inc.	Delaware	8060	25-1604215
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware	8060	25-1654947
Tarrant County Rehabilitation Hospital, Inc.	Texas	8060	25-1587575
Tyler Rehabilitation Hospital, Inc.	Texas	8060	25-1667731
Western Medical Rehab Associates, L.P.	Delaware	8060	33-0695017
Western Neuro Care, Inc.	Delaware	8060	94-3030235

#	All Registrants have the following principal executive offices:
c/o HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116

Prospectus
HEALTHSOUTH CORPORATION
Common Stock
Preferred Stock
Warrants
Debt Securities
Guarantees of Debt Securities

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•shares of our common stock;

•shares of our preferred stock, which may be convertible or exchangeable;

•warrants to purchase common stock or preferred stock;

•debt securities; and
•guarantees of the debt securities by one or more of our subsidiaries.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make your investment decision. Our common stock is listed on the New York Stock Exchange under the symbol “HLS.”
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2017.

i

ABOUT THIS PROSPECTUS
Unless otherwise stated or where it is clear from the context that the term only means HealthSouth Corporation, the terms “HealthSouth,” “we,” “us,” “our,” and the “Company” refer to HealthSouth Corporation and its subsidiaries.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more transactions. This prospectus provides a general description of the securities that may be sold by us. Each time we sell securities described in this prospectus, we are required to provide you with this prospectus and a prospectus supplement containing specific information about us and the terms of the securities being sold. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate as of the date of the prospectus and any accompanying prospectus supplement. Our business, financial position, results of operations and prospects may have changed since that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any prospectus supplement may contain, in addition to any documents incorporated herein and therein, historical information as well as forward-looking statements that involve known and unknown risks and relate to, among other things, future events, changes to Medicare reimbursement and other healthcare laws and regulations from time to time, regulatory investigations, our business strategy, our re-branding initiative, our dividend and stock repurchase strategies, our financial plans, our growth plans, our future financial performance, our projected business results, or our projected capital expenditures. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “forecast,” “predict,” “project,” “target,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Any forward-looking statement is based on information current as of the date of this prospectus, any prospectus supplement and any document incorporated herein or therein, and speaks only as of the date on which such statement is made. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include, but are not limited to, the following:

•
each of the factors discussed under the heading “Risk Factors” on page 4 of this prospectus, in Item 1A, Risk Factors, of our Annual Report on Form 10‑K for the year ended December 31, 2016, and in Item 1A, Risk Factors, of our Quarterly Report on Form 10‑Q for the quarter ended June 30, 2017, as may be updated or supplemented in our other filings with the SEC in the future that are incorporated herein and into any prospectus supplement by reference;

•
changes in the rules and regulations of the healthcare industry at either or both of the federal and state levels, including those contemplated now and in the future as part of national healthcare reform and deficit reduction such as the reinstatement of the “75% Rule” or the introduction of site neutral payments with skilled nursing facilities for certain conditions, payment system reforms, and related increases in the costs of complying with such changes;

•	reductions or delays in, or suspension of, reimbursement for our services by governmental or private payors, including our ability to obtain and retain favorable arrangements with third-party payors;

•	restrictive interpretations of the regulations governing the claims that are reimbursable by Medicare;

•
delays in the administrative appeals process associated with denied Medicare reimbursement claims, including from various Medicare audit programs, and our exposure to the related delay or reduction in the receipt of the reimbursement amounts for services previously provided;

•
the ongoing evolution of the healthcare delivery system, including alternative payment models and value-based purchasing initiatives, which may decrease our reimbursement rate or increase costs associated with our operations;

•
our ability to comply with extensive and changing healthcare regulations as well as the increased costs of regulatory compliance and compliance monitoring in the healthcare industry, including the costs of investigating and defending asserted claims, whether meritorious or not;

•
our ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on our labor expenses from potential union activity and staffing recruitment and retention;

•
competitive pressures in the healthcare industry, including from other providers that may be participating in integrated delivery payment arrangements in which we do not participate, and our response to those pressures;

•	changes in our payor mix or the acuity of our patients affecting reimbursement rates;

•
our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with our growth strategy, including realization of anticipated revenues, cost savings, productivity improvements arising from the related operations and avoidance of unanticipated difficulties, costs or liabilities that could arise from acquisitions or integrations;

•
any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings, including the ongoing investigations initiated by the U.S. Department of Health and Human Services, Office of the Inspector General;

•	potential incidents affecting the proper operation, availability, or security of our information systems and our vendors’, including the patient information stored on our systems;

•	our ongoing rebranding initiative and the impact on our existing operations, including our ability to attract patient referrals to our hospitals as well as the associated costs of rebranding;

•	increased costs of defending and insuring against alleged professional liability and other claims and the ability to predict the costs related to claims;

•	new or changing quality reporting requirements impacting operational costs or our Medicare reimbursement;

•	the price of our common stock as it affects our willingness and ability to repurchase shares and the financial and accounting effects of any repurchases;

•	our ability and willingness to continue to declare and pay dividends on our common stock;

•	our ability to maintain proper local, state and federal licensing, including compliance with the Medicare conditions of participation, which is required to participate in the Medicare program;

•	our ability to attract and retain key management personnel, including as a part of executive management succession planning;

•	the impact of significant natural disasters, including major hurricanes, on our ability to maintain operations and continue to receive referrals and treat patients in the affected areas; and

•
general conditions in the economy and capital markets, including any instability or uncertainty related to governmental impasse over approval of the United States federal budget, an increase to the debt ceiling, or an international sovereign debt crisis.

The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment decision. See “Where You Can Find More Information.”

THE COMPANY
HealthSouth is one of the nation’s largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 36 states and Puerto Rico through our network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. We manage our operations using two operating segments which are also our reportable segments: (1) inpatient rehabilitation and (2) home health and hospice.
On July 10, 2017, we announced the plan to change our name from HealthSouth Corporation to Encompass Health Corporation, effective January 1, 2018. The corporate name change will be accompanied by a NYSE ticker symbol change, from “HLS” to “EHC.” Both business segments will begin transitioning to the Encompass Health name in the first quarter of 2018.
Inpatient Rehabilitation
Our national network of inpatient rehabilitation hospitals stretches across 31 states and Puerto Rico, with a concentration of hospitals in the eastern half of the United States and Texas. As of June 30, 2017, we operated 125 inpatient rehabilitation hospitals, including one hospital that operates as a joint venture which we account for using the equity method of accounting. In addition, we manage five inpatient rehabilitation units through management contracts. We provide specialized rehabilitative treatment on both an inpatient and outpatient basis.

Our inpatient rehabilitation hospitals offer specialized rehabilitative care across a wide array of diagnoses and deliver comprehensive, high-quality, cost-effective patient care services. Substantially all (92% in 2016) of the patients we serve are admitted from acute care hospitals following physician referrals for specific acute inpatient rehabilitative care. Most of those patients have experienced significant physical and cognitive disabilities or injuries due to medical conditions, such as strokes, hip fractures, and a variety of debilitating neurological conditions, that are generally nondiscretionary in nature and require rehabilitative healthcare services in an inpatient setting. Our teams of highly skilled nurses and physical, occupational, and speech therapists utilize proven technology and clinical protocols with the objective of restoring our patients’ physical and cognitive abilities. Patient care is provided by nursing and therapy staff as directed by physician orders while case managers monitor each patient’s progress and provide documentation and oversight of patient status, achievement of goals, discharge planning, and functional outcomes. Our hospitals provide a comprehensive interdisciplinary clinical approach to treatment that leads to a higher level of care and superior outcomes.

Our inpatient rehabilitation segment represented approximately 81% of our Net operating revenues for the three and six months ended June 30, 2017.
Home Health and Hospice
Our home health and hospice business is the nation’s fourth largest provider of Medicare-certified skilled home health services in terms of revenues. We acquired EHHI Holdings, Inc. (“EHHI”) and its Encompass Home Health and Hospice business (“Encompass”) on December 31, 2014 and have since transitioned our previously existing HealthSouth home health operations to the Encompass platform and trade name. In the acquisition, we acquired all of the issued and outstanding equity interests of EHHI, other than equity interests contributed to HealthSouth Home Health Holdings, Inc. (“Holdings”), a subsidiary of HealthSouth and now indirect parent of EHHI, by certain sellers in exchange for shares of common stock of Holdings. These certain sellers were members of Encompass management, including April Anthony, the chief executive officer of Encompass. These sellers contributed a portion of their shares of common stock of EHHI in exchange for approximately 16.7% of the outstanding shares of common stock of Holdings. We view Encompass as a partnership that brings together the talent and home care experience of the Encompass team with all of the resources and post-acute care experience of HealthSouth.
As of June 30, 2017, Encompass operated home health and hospice agencies in 25 states, with concentrations in the Southeast, Oklahoma, and Texas, at 230 locations. Encompass home health provides a comprehensive range of Medicare-certified home nursing services to adult patients in need of care. These services include, among others, skilled nursing, physical, occupational and speech therapy, medical social work, and home health aide services. Home health patients are frequently referred to us following a stay in an acute care or inpatient rehabilitation hospital or other facility, but many patients are referred from primary care settings and specialty physicians without a preceding inpatient stay. Our patients are typically older adults with two or more chronic conditions and significant functional limitations, and require greater than ten medications. Our team of registered nurses, licensed practical nurses, physical, speech and occupational therapists, medical social workers, and home health aides work closely with patients and their families to deliver patient-centered care plans focused on their needs and their goals.
Encompass also provides hospice services that include in-home services to terminally ill patients and their families. These services address patients’ physical needs, including pain control and symptom management, and provide emotional and spiritual support. Our hospice care teams consist of physicians, nurses, social workers, chaplains, therapists, home health aides, and volunteers.
Our home health and hospice segment represented approximately 19% of our Net operating revenues for the three and six months ended June 30, 2017.
General Information
Shares of our common stock began trading on the New York Stock Exchange on October 26, 2006 under the ticker symbol “HLS.”
You should read this prospectus and any prospectus supplement together with the additional information contained under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
HealthSouth was incorporated under the laws of the State of Delaware. Our principal executive offices are located at 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243, and our telephone number is (205) 967-7116. Our Internet website address is www.healthsouth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

USE OF PROCEEDS
Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of the securities offered hereby for general corporate purposes, including:

•    redemption and repayment of short-term or long-term borrowings;

•redemption or repurchases of common or preferred stock;

•acquisitions of or investments in businesses or assets;

•capital expenditures; and

•working capital and other general corporate purposes.
Pending the application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth the consolidated ratio of earnings to fixed charges for HealthSouth and its subsidiaries for each of the periods indicated:

Six months ended June 30, 2017	Year ended December 31,
	2016	2015	2014	2013	2012
3.3	3.4	3.4	4.0	4.2	3.9

The following table sets forth the consolidated ratio of earnings to combined fixed charges and preferred stock dividends for HealthSouth and its subsidiaries for each of the periods indicated:

Six months ended June 30, 2017*	Year ended December 31,
	2016*	2015*	2014	2013	2012
3.3	3.4	3.3	3.7	3.3	2.9

*	We redeemed our remaining outstanding shares of preferred stock on April 23, 2015. Thereafter, no shares of preferred stock were outstanding, and no preferred stock dividends were paid.

The information in this section should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference in this prospectus. Details of the computation of the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends are included in Exhibit 12.1 to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, par value $0.10 per share. As of August 28, 2017, 98,317,730 million shares of common stock, and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our restated certificate of incorporation, our amended and restated bylaws and the certificate of designations, which we have filed with the SEC. A copy of our restated certificate of incorporation was filed with the SEC as Exhibit 3.1 to our Annual Report on Form 10-K on June 27, 2005, and a copy of our certificate of amendment to the restated certificate of incorporation was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on October 31, 2006. A copy of our amended and restated bylaws was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on May 11, 2015. A copy of our certificate of designations for the 6.50% Series A Convertible Perpetual Preferred Stock was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed March 9, 2006.
Description of Common Stock
The common stock, par value $.01 per share, of the Company has the following rights, preferences and privileges:
Voting rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of the Company’s stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares present or represented by proxy.
Dividends. Holders of common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of assets legally available for the payment of dividends.
Liquidation. In the event of a liquidation, dissolution or winding up of the Company’s affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, the Company’s remaining assets will be distributed ratably among the holders of the common stock on a per share basis. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.
Rights and preferences. The common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.
Description of Preferred Stock
Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof adopted by our board of directors, as shall be expressed in the resolutions providing therefor. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:
•the title and stated value of the preferred stock;
•the price or prices at which the preferred stock may be purchased;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s), and/or payments date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which the dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or exchangeable for other securities, including the conversion price, or the manner of calculating the conversion price, and conversion period or the exchange ratio, or manner of calculating the exchange ratio, and exchange period;

•	if appropriate, a discussion of the United States federal income tax considerations applicable to the preferred stock;

•	the ranking of the preferred stock relative to the common stock and any outstanding series of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, holders of our preferred stock will have no preemptive rights.
The issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.
The terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities will be detailed in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS
We may issue warrants, including warrants to purchase common stock, preferred stock, or other securities of the Company, or any combinations of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to the warrants being offered.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•the title of the warrants;
•the aggregate numbers of the warrants;
•the price or prices at which the warrants will be issued;
•the currencies in which the price or prices of the warrants may be payable;
•the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designations and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of the United States federal income tax considerations applicable to the warrants; and

•	any other specific terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under either our existing indenture or another indenture to be entered into between us and the trustee. Our existing indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.
The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer and the guarantees of those debt securities that may be offered by one or more of our subsidiaries. The particular terms of the debt securities and the related guarantees offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities and the related guarantees, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities and the related guarantees, reference must be made to both the related prospectus supplement and to the following description.
Debt Securities
The aggregate principal amount of debt securities that may be issued under our existing indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:
•title and aggregate principal amount;
•whether the debt securities will be senior, subordinated or junior subordinated;
•applicable subordination provisions, if any;

•	whether the debt securities will be convertible into or exchangeable for other securities or property of the Company or any other person;
•percentage or percentages of principal amount at which the debt securities will be issued;
•maturity date(s);
•interest rate(s) or the method for determining the interest rate(s);
•whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•
if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any restrictions or conditions on the transferability of the debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

•
any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured, senior, subordinated or junior subordinated. The particular terms of any guarantee will be described in the related prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities and the related guarantees shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the securities under this prospectus from time to time. We may sell the securities in one or more of the following ways from time to time:
•to or through one or more underwriters or dealers;
•in short or long transactions;
•directly to investors;
•through agents; or
•through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•in privately negotiated transactions;
•in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities, including:

•	the names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
Stabilization Activities. In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.
Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Any debt securities sold pursuant to a prospectus supplement will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, we will not list any series of the debt securities on any exchange. It has not presently been established whether the underwriters, if any, of the debt securities will make a market in the debt securities. If the underwriters make a market in the debt securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.
We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.
You may copy and inspect the Registration Statement, including the exhibits thereto, and the periodic reports and information referred to above, at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at http://www.sec.gov.
In addition, you may obtain these materials on our website. Our Internet website address is www.healthsouth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein:

•
Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 22, 2017 (the financial statements therein have been superseded by the financial statements included in the Current Report on Form 8-K filed September 18, 2017);

•	Our Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on April 28, 2017 and August 2, 2017, respectively;

•	Our Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 20, 2017, May 9, 2017, June 12, 2017, June 20, 2017, June 27, 2017, July 25, 2017, and September 18, 2017;

•
The information contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2017 and incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016; and

•
Our Registration Statement on Form 8-A, filed with the SEC on September 13, 2006, describing our common stock, and any amendment or report filed with the SEC for the purpose of updating the description.

 We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:
HealthSouth Corporation
General Counsel
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116
LEGAL MATTERS
The legality of the equity securities and the warrants being offered hereby will be passed upon for us by Mr. Stephen D. Leasure, Esq., who is Associate General Counsel of HealthSouth Corporation (the “Registrant”). As an employee of the Registrant, Mr. Leasure participates or is eligible to participate in employee benefit plans of the Registrant and is otherwise compensated on the same basis as other similarly eligible employees. Pursuant to such plans, he owns or has other rights to acquire an aggregate of less than 0.5% of the outstanding shares of the common stock of the Registrant.
The legality of the debt securities and the related guarantees will be passed upon for us by the following firms with respect to the corresponding state laws. Certain legal matters relating to Tennessee, Alabama and Delaware law will be passed upon for us by Maynard, Cooper & Gale, P.C. Certain legal matters relating to Texas, Florida, South Carolina, Kentucky, New York, and Massachusetts will be passed upon for us by Bradley Arant Boult Cummings LLP. Certain legal matters relating to New Hampshire law will be passed upon for us by Rath, Young and Pignatelli, P.C.

Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to HealthSouth Corporation’s Current Report on
Form 8-K dated September 18, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of HealthSouth Corporation for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

HEALTHSOUTH CORPORATION

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees of Debt Securities

PROSPECTUS

September 18, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses relating to the issuance and distribution of the securities registered hereby, other than underwriting discounts, commissions and transfer taxes, that will be borne by the registrants.

SEC Registration Fee	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Transfer Agent Fees and Expenses	**
Warrant Agent Fees and Expenses	**
Trustee Fees and Expenses	**
Rating Agency Fees	**
Printing and Mailing Fees and Expenses	**
FINRA Fees	**
Total

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The Company will file an updated table at the time of completion of any offering under this registration statement.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation, as amended and the amended and restated bylaws of HealthSouth Corporation, a Delaware corporation (the “Company”). Article VI of the Company’s amended and restated bylaws provides that, to the fullest extent permitted by applicable law, the Company will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the Company was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Company pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Company’s amended and restated bylaws provides that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable law. The Company presently has in place policies insuring its directors and officers under certain circumstances which may include liability or related losses under applicable law.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Company’s restated certificate of incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the director derived an improper personal benefit.

Under separate indemnification agreements with the Company, each director and certain officers of the Company are indemnified against all liabilities relating to his or her position as a director or officer of the Company, to the fullest extent permitted under applicable laws.

Delaware Registrants
Delaware Corporations
The bylaws of each of the co-registrants that are Delaware corporations (collectively, the “Delaware Corporate Registrants”) provide that, to the fullest extent permitted by applicable law, the Delaware Corporate Registrant will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the Delaware Corporate Registrant, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Delaware Corporate Registrant), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Delaware Corporate Registrant to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Delaware Corporate Registrant pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Delaware Corporate Registrants will, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnified person prior to final disposition of any proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the bylaws of the Delaware Corporate Registrant.

The Delaware Corporate Registrants’ respective bylaws provide that they have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Delaware Corporate Registrant, or is or was serving at the request of the Delaware Corporate Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Delaware Corporate Registrant would have the power to indemnify him against such liability under applicable law.

Pursuant to Section 102(b)(7) of the DGCL, the Delaware Corporate Registrants’ respective certificates of incorporation provide that no director shall be personally liable to the Delaware Corporate Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Delaware Corporate Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the director derived an improper personal benefit.

Delaware LLCs
Other than the operating agreement of Advantage Health, LLC, which does not contain indemnification provisions, the operating agreements of each of the co-registrants that are Delaware limited liability companies (the “Delaware LLC Registrants”) provide that, to the fullest extent permitted by law and subject to certain enumerated exceptions, the Delaware LLC Registrants will indemnify any person who is a member or manager of such companies, or any officer, director, stockholder, partner, employee, affiliate, representative, or agent of any of the foregoing, or any officer of the Delaware LLC Registrants, against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Claims”), in which he may be involved, or threatened to be involved, as a party or otherwise, by reason of his management of the affairs of the Delaware LLC Registrant or which relates to or arises out of the Delaware LLC Registrant or its property, business or affairs. The Delaware LLC Registrants (other than Advantage Health, LLC) will advance expenses of any Claim prior to final disposition of such Claim upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the operating agreement of the Delaware LLC Registrant.

Except as noted below, the operating agreements of the remaining co-registrants that are limited liability companies organized under the laws of Louisiana, Massachusetts, New Hampshire, South Carolina and Tennessee contain identical provisions.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Delaware Limited Partnerships
The partnership agreement of Southern Arizona Regional Rehabilitation Hospital, L.P. provides that the partnership will, subject to certain exceptions, indemnify the general partner and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims incurred by them in connection with the partnership. Additionally, the partnership will indemnify the tax matters partner against all claims, liabilities, losses and damages, including judgments, fines and expenses (including attorneys’ fees) incurred by the tax matters partner in connection with (a) any administrative or judicial proceeding with respect to the tax liability of the partners and (b) any civil, criminal or investigative proceeding in which the tax matters partner is involved or threatened to be involved in, solely by virtue of being tax matters partner. The partnership agreement of Western Medical Rehab Associates, L.P. provides that the partnership will, subject to certain exceptions, indemnify each general partner and each affiliate, shareholder, officer, director, employee and agent of each general partner and its affiliates against any claim, loss, liability, damage or expense (including reasonable attorneys’ fees) arising as a result of any act by the foregoing persons. The partnership will advance expenses incurred by any indemnified person as a result of a legal action relating to the performance of duties or services by the indemnified party on behalf of the partnership upon receipt of an undertaking by the indemnified person to repay such expenses if that person is ultimately determined not to be entitled to indemnification under the partnership agreement.

Section 15-110 of the Delaware Revised Uniform Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
Alabama Registrants
Alabama Corporations
The bylaws of HEALTHSOUTH of Dothan, Inc. (the “Alabama Corporate Registrant”) provide that, to the fullest extent permitted by applicable law, the Alabama Corporate Registrant will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the Alabama Corporate Registrant, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Alabama Corporate Registrant), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Alabama Corporate Registrant to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. The Alabama Corporate Registrant may advance expenses to a director, officer, employee or agent defending against such an action, proceeding, or suit upon delivery to such registrant of an undertaking by or on behalf of such person to repay the advance if and to the extent he was not entitled to indemnification under the bylaws. Additionally, any indemnification or advancement of expenses by the Alabama Corporate Registrant pursuant to the bylaws will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Sections 10a-2-8.50 to 10a-2-8.58 of the Alabama Business and Nonprofit Entities Code (the “Alabama Code”) give a corporation power to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) the individual conducted himself in good faith, (b) the individual reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that the conduct was in its best interests; and (ii) in all other cases, that the conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. Under the Alabama Code, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him. In addition, Sections 10A-2-8.52 and 10A-2-8.56 of the Alabama Code state that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding, or of any claim, issue or matter therein, he shall be indemnified against reasonable expenses incurred in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any proceeding.

Alabama LLC
The articles of organization of HealthSouth Rehabilitation Institute of Tucson, LLC (the “Alabama LLC Registrant”) state that, to the fullest extent permitted under the law, (a) each member is entitled to indemnification for any loss, damage, or claim incurred by such member by reason of any act or omission performed or omitted by such member on behalf of the Alabama LLC Registrant, and (b) the Alabama LLC Registrant will advance expenses of an action, proceeding, or suit prior to final disposition of the same upon receipt of an undertaking by or on behalf of the member or manager to repay such amount if that person is not entitled to indemnification under the articles or organization. In addition, the operating agreement of the Alabama LLC Registrant provides that it will indemnify any person who is or was a member of the board, a principal officer, or the tax matters member of the Alabama LLC Registrant against any and all claims, demands and losses if (x) such person conducted himself in good faith, (y) reasonably believed (i) in the case of conduct in his official capacity with the Alabama LLC Registrant, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests and such person was not found liable in a proceeding charging improper personal gain, and (z) in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. Moreover, any indemnification by the Alabama LLC Registrant pursuant to the provisions of the operating agreement will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 10A-5A-4.10 of the Alabama Limited Liability Company Law permits a limited liability company, or a series thereof, to indemnify and hold harmless a member or other person and pay in advance or reimburse expenses incurred by a member or other person.

Florida Registrant
The bylaws of Lakeshore System Services of Florida, Inc. (the “Florida Registrant”) provide that, to the fullest extent permitted by applicable law, the Florida Registrant will indemnify its directors and officers against liabilities, and advance reasonable expenses, incurred in any proceeding, including threatened or pending suits, whether civil, criminal, investigative and whether formal or informal, to which such person is, or is threatened to be made, a party or a witness because of his role as a director or officer. Moreover, the rights to indemnification granted under the bylaws will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

Section 607.0831 of the Florida Business Corporation Act (the “Florida Code”) provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, unless the director breached or failed to perform his duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of the directors for improper distributions) are applicable, (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders, or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Code authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

The Florida Code requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not appropriate.

The Florida Code further states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (a) a violation of criminal law, unless he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) a transaction from which such person derived an improper personal benefit, (c) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of directors for improper distributions) are applicable.

Kentucky Registrant
Section 362 of the Kentucky Revised Statute provides that a partnership shall indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business, or for the preservation of its business or property.

Massachusetts Registrant
Section 8 of the Massachusetts Limited Liability Company Act (“Massachusetts LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Massachusetts LLC Law, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or a manager. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company. Section 8 of Massachusetts LLC Law also provides that the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a manager for breach of any duty to the limited liability company or to another member or manager.

New Hampshire Registrant
Section 304-C:116 of the New Hampshire Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its operating agreement, and shall have the power to, indemnify any member or manager or other person made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because such member, manager or other person acted on behalf of the limited liability company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if (a) the member, manager or person conducted himself in accordance with contractual good faith and (b) the member, manager or person reasonably believed his conduct was not opposed to the best interest of the limited liability company. However, a limited liability company may not indemnify a member, manager or other person under this section (x) in connection with a proceeding by or in the right of the limited liability company in which such person was judged liable to the limited liability company or (y) in connection with any other proceeding charging the person with a breach of the duty of loyalty, whether or not involving action on behalf of the limited liability company, in which such person was adjudged liable for such breach.

South Carolina Registrants
South Carolina Corporation
The bylaws of HEALTHSOUTH Rehabilitation Center, Inc. (the “South Carolina Corporate Registrant”) provide that the South Carolina Corporate Registrant will indemnify each director, officer, employee or agent of the South Carolina Corporate Registrant who is, or is threatened to be made, a party to any action, proceeding or suit, whether administrative, civil, criminal, or investigative (other than any action, proceeding or suit by or on behalf of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the South Carolina Corporate Registrant, or is or was serving at the request of the South Carolina Corporate Registrant in such a capacity of the corporation, against expenses (including attorneys’ fees), fines, judgments, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, proceeding or suit if he reasonably acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the South Carolina Corporate Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the discretion of the board, the South Carolina Corporate Registrant may advance expenses before final disposition of the relevant action, proceeding, or suit in respect of the indemnification provisions set forth in the bylaws.

Under Section 33 of the South Carolina Code of Laws, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if (a) he conducted himself in good faith, (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest, and (ii) in all other cases, that his conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

South Carolina LLCs
Section 33-44-403 of the South Carolina Limited Liability Company Act provides that a limited liability company shall indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Tennessee Registrant

Sections 48-249-115(b) and (g)(2) of the Tennessee Revised Limited Liability Company Act (the “TRLLCA”) permit a limited liability company, or LLC, to indemnify an individual made a party to a proceeding because such individual is or was a director, manager, member, officer, employee or agent of the LLC against liability incurred in the proceeding if the individual (1) acted in good faith and (2) reasonably believed that such individual’s conduct in such individual’s official capacity with the LLC was in the best interest of the LLC and in all other cases that such individual’s conduct was at least not opposed to the LLC’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, a LLC may not indemnify a director, manager, member, officer, employee or agent of the LLC in connection with a proceeding by or in the right of the LLC in which such individual was adjudged liable to the LLC, or in connection with any other proceeding charging improper personal benefit to such individual, whether or not involving action in such individual’s official capacity, in which such individual was adjudged liable on the basis that personal benefit was improperly received by such individual. Sections 48-249-115(c) and (g)(1) of the TRLLCA provide that a LLC shall indemnify a director, manager, member or officer of the LLC who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual is or was a director, manager, member or officer of the LLC against reasonable expenses incurred by the individual in connection with the proceeding.

Sections 48-249-115(d) and (g)(2) of the TRLLCA provide for the payment of reasonable expenses incurred by a director, manager, member, officer, employee or agent of the LLC in advance of the final disposition of the proceeding if (i) such individual furnishes a written affirmation of good faith belief that such individual has met the standard of conduct for indemnification described in the preceding paragraph; (ii) such individual furnishes a written undertaking to repay the advance, if it is ultimately determined that such individual is not entitled to indemnification; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the TRLLCA.

Section 48-249-115(i) of the TRLLCA prohibits indemnification of a director, manager, member, officer, employee or agent of the LLC who is adjudged liable for a breach of the duty of loyalty to the LLC or its members, or for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for an unlawful distribution.

Section 48-249-115(g)(3) of the TRLLCA provides that a LLC may indemnify and advance expenses to an officer, employee or agent to the extent, consistent with public policy, that may be provided by its LLC documents, by general or specific action of the board of directors of a director-managed LLC, by the managers of a manager-managed LLC, by the members of a member-managed LLC, or by contract.

Texas Registrants
Sections 8.101 and 8.105 of the Texas Business Organizations Code (“TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses incurred in connection with a proceeding in which the person is a respondent because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons.

Item 16. List of Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index and incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on September 18, 2017.

HEALTHSOUTH CORPORATION

By:	/s/ PATRICK DARBY
Patrick Darby
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ MARK J. TARR	President and Chief Executive Officer and	September 18, 2017
Mark J. Tarr	Director

/s/ DOUGLAS E. COLTHARP	Executive Vice President and	September 18, 2017
Douglas E. Coltharp	Chief Financial Officer

/s/ ANDREW L. PRICE	Chief Accounting Officer	September 18, 2017
Andrew L. Price

/s/ LEO I. HIGDON, JR.	Chairman of the Board of Directors	September 18, 2017
Leo I. Higdon, Jr.

Director
John W. Chidsey

/s/ DONALD L. CORRELL	Director	September 18, 2017
Donald L. Correll

/s/ YVONNE M. CURL	Director	September 18, 2017
Yvonne M. Curl

/s/ CHARLES M. ELSON	Director	September 18, 2017
Charles M. Elson

Director
Joan E. Herman

/s/ LESLYE G. KATZ	Director	September 18, 2017
Leslye G. Katz

/s/ JOHN E. MAUPIN, JR.	Director	September 18, 2017
John E. Maupin, Jr.

Director
L. Edward Shaw, Jr.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 18, 2017.

CMS Jonesboro Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Yuma, Inc.
HealthSouth C Corp Sub Holdings, Inc. HEALTHSOUTH Rehabilitation Center, Inc.
HealthSouth Rehabilitation Center of New Hampshire, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HealthSouth Rehabilitation Hospital of Montgomery, Inc.
HealthSouth Rehabilitation Hospital of San Juan, Inc.
HealthSouth Rehabilitation Hospital of Texarkana, Inc.
HealthSouth Rehabilitation Hospital The Woodlands, Inc.
HealthSouth Rehabilitation Institute of San Antonio, (RIOSA), Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.
Rehabilitation Hospital of Colorado Springs, Inc.
Reliant Blocker Corp.
Sherwood Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.

By:	/s/ PATRICK DARBY
Patrick Darby
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS E. COLTHARP	President and Director	September 18, 2017
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ ANDREW L. PRICE	Vice President	September 18, 2017
Andrew L. Price	(Principal Accounting Officer)

/s/ BARBARA A. JACOBSMEYER	Director	September 18, 2017
Barbara A. Jacobsmeyer

/s/ PATRICK DARBY	Director	September 18, 2017
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 18, 2017.

Lakeview Rehabilitation Group Partners
By:	Continental Medical of Kentucky, Inc., its General Partner

Southern Arizona Regional Rehabilitation Hospital, L.P.
By:	Continental Rehabilitation Hospital of Arizona, Inc., its General Partner

Western Medical Rehab Associates, L.P.
By:	Western Neuro Care, Inc., its Managing General Partner

By:	/s/ PATRICK DARBY
Patrick Darby
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS E. COLTHARP	President and Director	September 18, 2017
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ ANDREW L. PRICE	Vice President	September 18, 2017
Andrew L. Price	(Principal Accounting Officer)

/s/ BARBARA A. JACOBSMEYER	Director	September 18, 2017
Barbara A. Jacobsmeyer

/s/ PATRICK DARBY	Director	September 18, 2017
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 18, 2017.

Advantage Health, LLC
HealthSouth Acquisition Holdings, LLC
HealthSouth Acquisition Holdings Subsidiary, LLC
HealthSouth Alabama Real Estate, LLC
HealthSouth Arkansas Real Estate, LLC
HealthSouth Arizona Real Estate, LLC
HealthSouth Aviation, LLC
HealthSouth Bakersfield Rehabilitation Hospital, LLC
HealthSouth Bryan Holdings, LLC
HealthSouth California Real Estate, LLC
HealthSouth Cardinal Hill Rehabilitation Hospital, LLC
HealthSouth Colorado Real Estate, LLC
HealthSouth Deaconess Holdings, LLC
HealthSouth East Valley Rehabilitation Hospital, LLC
HealthSouth GKBJH Holdings, LLC
HealthSouth Gulfport Holdings, LLC
HealthSouth Harmarville Rehabilitation Hospital, LLC
HealthSouth Johnson City Holdings, LLC
HealthSouth Joint Ventures Holdings, LLC
HealthSouth Kansas Real Estate, LLC
HealthSouth Kentucky Real Estate, LLC
HealthSouth Littleton Rehabilitation, LLC
HealthSouth Martin County Holdings, LLC
HealthSouth Maryland Real Estate, LLC
HealthSouth Massachusetts Real Estate, LLC
HealthSouth Middletown Rehabilitation Hospital, LLC
HealthSouth Midland Odessa Holdings, LLC
HealthSouth Nevada Real Estate, LLC
HealthSouth New Mexico Real Estate, LLC
HealthSouth North Houston GP, LLC
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC
HealthSouth Ohio Real Estate, LLC
HealthSouth Owned Hospitals Holdings, LLC
HealthSouth Pennsylvania Real Estate, LLC
HealthSouth Plano Rehabilitation Hospital, LLC
HealthSouth Properties, LLC
HealthSouth Reading Rehabilitation Hospital, LLC
HealthSouth Real Estate, LLC
HealthSouth Rehabilitation Hospital at Drake, LLC
HealthSouth Rehabilitation Hospital of Abilene, LLC
HealthSouth Rehabilitation Hospital of Arlington, LLC
HealthSouth Rehabilitation Hospital of Braintree, LLC
HealthSouth Rehabilitation Hospital of Charleston, LLC
HealthSouth Rehabilitation Hospital of Cypress, LLC
HealthSouth Rehabilitation Hospital of Dallas, LLC
HealthSouth Rehabilitation Hospital of Dayton, LLC
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC
HealthSouth Rehabilitation Hospital of Gadsden, LLC
HealthSouth Rehabilitation Hospital of Henderson, LLC
HealthSouth Rehabilitation Hospital of Humble, LLC

HealthSouth Rehabilitation Hospital of Largo, LLC
HealthSouth Rehabilitation Hospital of Las Vegas, LLC
HealthSouth Rehabilitation Hospital of Marion County, LLC
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC
HealthSouth Rehabilitation Hospital of Miami, LLC
HealthSouth Rehabilitation Hospital of Modesto, LLC
HealthSouth Rehabilitation Hospital of New England, LLC
HealthSouth Rehabilitation Hospital of New Mexico, LLC
HealthSouth Rehabilitation Hospital of Newnan, LLC
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC
HealthSouth Rehabilitation Hospital of Pearland, LLC
HealthSouth Rehabilitation Hospital of Petersburg, LLC
HealthSouth Rehabilitation Hospital of Richardson, LLC
HealthSouth Rehabilitation Hospital of Round Rock, LLC
HealthSouth Rehabilitation Hospital of Sarasota, LLC
HealthSouth Rehabilitation Hospital of Seminole County, LLC
HealthSouth Rehabilitation Hospital of South Austin, LLC
HealthSouth Rehabilitation Hospital of South Jersey, LLC
HealthSouth Rehabilitation Hospital of Sugar Land, LLC
HealthSouth Rehabilitation Hospital of the Lowcountry, LLC
HealthSouth Rehabilitation Hospital of the Mid-Cities, LLC
HealthSouth Rehabilitation Hospital of Tallahassee, LLC
HealthSouth Rehabilitation Hospital of Utah, LLC
HealthSouth Rehabilitation Hospital of Vintage Park, LLC
HealthSouth Rehabilitation Hospital of Williamson County, LLC
HealthSouth Rehabilitation Institute of Tucson, LLC
HealthSouth Savannah Holdings, LLC
HealthSouth Scottsdale Rehabilitation Hospital, LLC
HealthSouth Sea Pines Holdings, LLC
HealthSouth South Carolina Real Estate, LLC
HealthSouth Sunrise Rehabilitation Hospital, LLC
HealthSouth Support Companies, LLC
HealthSouth Texas Real Estate, LLC
HealthSouth Tucson Holdings, LLC
HealthSouth Tulsa Holdings, LLC
HealthSouth Utah Real Estate, LLC
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC
HealthSouth Virginia Real Estate, LLC
HealthSouth Walton Rehabilitation Hospital, LLC
HealthSouth Westerville Holdings, LLC
HealthSouth West Virginia Real Estate, LLC
HealthSouth Winston-Salem Holdings, LLC
HealthSouth of Alabama, LLC
HealthSouth of East Tennessee, LLC
HealthSouth of Erie, LLC
HealthSouth of Fort Smith, LLC
HealthSouth of Toms River, LLC
HealthSouth of York, LLC
New England Rehabilitation Management Co., LLC
Print Promotions Group
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of Plano, LLC
Rehabilitation Institute of Western Massachusetts, LLC

By:	/s/ PATRICK DARBY
Patrick Darby
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS E. COLTHARP	President and Manager	September 18, 2017
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ ANDREW L. PRICE	Vice President	September 18, 2017
Andrew L. Price	(Principal Accounting Officer)

/s/ BARBARA A. JACOBSMEYER	Manager	September 18, 2017
Barbara A. Jacobsmeyer

/s/ PATRICK DARBY	Manager	September 18, 2017
Patrick Darby

Exhibit index

Exhibit numbers		Description

1.1	*	Form of Underwriting Agreement.

3.1
Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on May 21, 1998 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Annual Report on Form 10-K filed with the SEC on June 27, 2005).

3.2
Certificate of Amendment to the Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on October 25, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on October 31, 2006).

3.3
Amended and Restated Bylaws of HealthSouth Corporation, effective as of May 7, 2015 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on May 11, 2015).

3.4
Certificate of Designations of 6.50% Series A Convertible Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 7, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on March 9, 2006).

4.1	*	Form of Certificate of Designation of preferred stock.

4.2	*	Specimen preferred stock certificate.

4.3	*	Form of warrant agreement.

4.4	*	Form of warrant certificate.

4.5
Indenture, dated as of December 1, 2009, between HealthSouth Corporation and Wells Fargo Bank, National Association, as trustee and successor in interest to The Bank of Nova Scotia Trust Company of New York, relating to 5.75% Senior Notes due 2024, 5.125% Senior Notes due 2023, and 5.75% Senior Notes due 2025 (incorporated by reference to Exhibit 4.7.1 to HealthSouth’s Annual Report on Form 10-K filed on February 23, 2010).

4.6	*	Specimen Note.

5.1		Opinion of Stephen D. Leasure, Esq. regarding the equity securities and warrants being registered.

5.2		Opinion of Maynard, Cooper & Gale, P.C. regarding debt securities and certain guarantees being registered (Alabama, Delaware, and Tennessee law).

5.3		Opinion of Bradley Arant Boult Cummings LLP regarding debt securities and guarantees being registered (Texas, Florida, South Carolina, Kentucky, New York, and Massachusetts law).

5.4		Opinion of Rath, Young and Pignatelli, P.C. regarding certain guarantees being registered (New Hampshire law).

12.1		Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Stephen D. Leasure, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

23.3		Consent of Maynard, Cooper & Gale, P.C. (included in the opinion filed as Exhibit 5.2 hereto).

23.4		Consent of Bradley Arant Boult Cummings LLP (included in the opinion filed as Exhibit 5.3 hereto).

23.5		Consent of Rath, Young and Pignatelli, P.C. (included in the opinion filed as Exhibit 5.4 hereto).

24.1		Power of Attorney for HealthSouth Corporation (included on signature page hereto).

24.2		Power of Attorney for Co-Registrants (included on signature pages hereto).

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the indenture for debt securities.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.